Exhibit 99.1

Fourth Quarter 2012
Earnings Release
and Supplemental Information

SC1 Data Center
Santa Clara, CA

DuPont Fabros Technology, Inc. 1212 New York Avenue, NW Suite 900 Washington, D.C. 20005 (202) 728-0044 www.dft.com NYSE: DFT	Investor Relations Contacts: Mr. Mark L. Wetzel EVP, CFO & Treasurer mwetzel@dft.com (202) 728-0033	Mr. Christopher A. Warnke Manager, Investor Relations investorrelations@dft.com (202) 478-2330

1

Fourth Quarter 2012 Results

Table of Contents
Earnings Release	1-4
Consolidated Statements of Operations	5
Reconciliations of Net Income to Funds From Operations and Adjusted Funds From Operations	6
Consolidated Balance Sheets	7
Consolidated Statements of Cash Flows	8
Operating Properties	9
Lease Expirations	10
Development Projects	11
Debt Summary and Debt Maturity	12
Selected Unsecured Debt Metrics and Capital Structure	13
Common Share and Operating Partnership Unit Weighted Average Amounts Outstanding	14
2013 Guidance	15

Note: This press release supplement contains certain non-GAAP financial measures that management believes are helpful in understanding the company's business, as further discussed within this press release supplement. These financial measures, which include Funds From Operations, Adjusted Funds From Operations, Funds From Operations per share and Adjusted Funds From Operations per share, should not be considered as an alternative to net income, earnings per share or any other GAAP measurement of performance or as an alternative to cash flows from operating, investing or financing activities. Furthermore, these non-GAAP financial measures are not intended to be a measure of cash flow or liquidity. Information included in this supplemental package is unaudited.

2

NEWS

DUPONT FABROS TECHNOLOGY, INC. REPORTS FOURTH QUARTER 2012 RESULTS
Revenues up 16%
ACC6 Phase II opens at 100% Leased

WASHINGTON, DC, -- February 6, 2013 - DuPont Fabros Technology, Inc. (NYSE: DFT) today reported results for the quarter ended December 31, 2012. All per share results are reported on a fully diluted basis.
Highlights

•
At year-end, the company's overall operating portfolio was 90% leased with the stabilized portfolio at 90% leased, the two properties remaining in the non-stabilized portfolio at 88% leased and the one completed development, ACC6 Phase II, 100% leased.

•	Quarterly Highlights:

•	Reported fourth quarter Funds from Operations (“FFO”) of $0.38 per share representing a 2.7% increase over the prior year quarter.

•	Increased the quarterly dividend by 33% from $0.15 per share to $0.20 per share.

•	Signed five leases totaling 13.62 megawatts (“MW”) and 73,582 raised square feet.

•	Commenced two leases totaling 1.00 MW and 5,500 raised square feet.

•
As reported in the third quarter earnings release, extended the maturity of one lease totaling 13.90 MW and 80,000 raised square feet by 8.2 years. This lease is now scheduled to expire from 2024 to 2026.

Hossein Fateh, President and Chief Executive Officer, said, “The volume of new leasing in 2012 was the best in our history. In 2012, we signed 14 new leases totaling 41.5 MW of critical load and four lease extensions totaling 23.8 MW of critical load. Three of the four lease extensions were with tenants who also signed 16.1 MW of new leases in 2012. Also, on January 1, 2013 we placed ACC6 Phase II into service 100% leased.”
Fourth Quarter 2012 Results
For the quarter ended December 31, 2012, the company reported earnings of $0.11 per share compared to $0.12 per share for the fourth quarter of 2011. Revenues increased 16%, or $11.6 million, to $86.0 million for the fourth quarter of 2012 over the fourth quarter of 2011. The increase in revenues is primarily due to new leases commencing.

FFO for the quarter ended December 31, 2012 was $0.38 per share compared to $0.37 per share for the fourth quarter of 2011. The increase of $0.01 per share from the prior year's quarter is primarily due to:

•
A positive impact of $0.09 per share from higher operating income excluding depreciation and the reserve and charge discussed below ($0.13 per share from new leases commencing offset by $0.04 per share of unreimbursed property operating expenses, real estate taxes and insurance related to the properties that are not fully leased).

•
A negative impact of $0.04 per share included in other expenses from a receivables reserve set up for one tenant that restructured its lease obligations with us. The tenant leases approximately 7.45 MW in four different locations and the company has agreed to relinquish a total of approximately 16%, or 1.2 MW in aggregate, at two locations, Ashburn and Reston, Virginia. Also, under this restructuring, this tenant's outstanding accounts receivable and deferred rent receivable related to the returned space has been converted into a note receivable, the terms of which require the payment of principal and interest over the next four years. Additionally, under this restructuring this tenant has the right to defer up to two-thirds of base rent due over the next 18 months at NJ1 in Piscataway, New Jersey. If deferred, the base rent would be added to the note.

•	A negative impact of $0.03 per share from higher financing charges ($0.02 per share of lower capitalized interest expense and $0.01 per share of additional preferred dividends).

•	A negative impact of $0.01 per share included in other expenses for pursuit costs for deals that are no longer probable.

Year Ended December 31, 2012 Results
For the year ended December 31, 2012, the company reported earnings of $0.41 per share compared to $0.71 per share for the year ago period. The decrease of $0.30 in earnings per share is primarily due to lower capitalized interest, higher preferred dividends and the reserve and charge noted above. Revenues increased 16%, or $45.0 million, to $332.4 million for the year ended December 31, 2012 over the prior year. The increase in revenues is primarily due to new leases commencing.

FFO for the year ended December 31, 2012 was $1.48 per share compared to $1.61 per share for the prior year. The decrease of $0.13 per share is primarily due to:

•
A positive impact of $0.26 per share from higher operating income excluding depreciation and the reserve and charge discussed above ($0.42 per share from new leases commencing offset by $0.16 per share of unreimbursed property operating expenses, real estate taxes and insurance related to the properties that are not fully leased).

•	A negative impact of $0.34 per share from higher financing charges ($0.26 per share of lower capitalized interest expense and $0.08 per share of additional preferred dividends).

•	A negative impact of $0.05 per share from the receivables reserve and deal pursuit costs noted above.

Portfolio Update
During the fourth quarter 2012, the company:

•	Signed five leases with a weighted average lease term of 6.9 years totaling 13.62 MW and 73,582 raised square feet.

•
Two leases were at CH1 totaling 3.03 MW and 21,332 raised square feet. One lease commenced in the fourth quarter of 2012, a portion of the other lease commenced in the first quarter of 2013 and the remaining portion of this lease totaling 1.30 MW is expected to commence in equal parts in the third and fourth quarters of 2013.

•	One lease was at ACC6 Phase II totaling 4.33 MW and 22,000 raised square feet. This lease is expected to commence in total prior to the end of the first quarter of 2013.

•
One lease was at SC1 totaling 5.69 MW and 27,500 raised square feet. A portion of this lease commenced in the first quarter of 2013 and the remaining portion totaling 1.14 MW is expected to commence in the fourth quarter of 2013.

•	One lease was at NJ1 totaling 0.57 MW and 2,750 raised square feet. This lease commenced in the fourth quarter of 2012.

•	Signed one lease extension for 8.2 years at ACC3 totaling 13.90 MW and 80,000 raised square feet.

In 2012, the company:

•
Signed 14 leases with a weighted average lease term of 9.9 years totaling 41.48 MW and 213,295 raised square feet that are expected to generate approximately $43.8 million of annualized GAAP base rent revenue. This compares to 14 leases, 24.92 MW and 133,716 raised square feet for the prior year.

•
Commenced 15 leases totaling 31.89 MW and 168,355 raised square feet totaling approximately $39.6 million of annualized GAAP base rent revenue. This compares to 11 leases, 13.46 MW and 65,093 raised square feet for the prior year.

•
Signed four lease extensions with three tenants totaling 23.81 MW and 148,687 raised square feet for a weighted average additional 7.5 years as compared to one lease extension, 9.60 MW and 90,000 raised square feet for the prior year.

Subsequent to year-end, the company commenced portions of six leases totaling 13.65 MW and 71,069 raised square feet.
Balance Sheet and Liquidity
The company announced in November a twelve-month common stock repurchase program of up to $80 million. To date, the company has not elected to utilize this program.
At year-end, the company had $23.6 million of cash available on its balance sheet and $207 million of available capacity under its revolving credit facility.
First Quarter and Full Year 2013 Guidance
The company has established an FFO guidance range of $0.38 to $0.40 per share for the first quarter of 2013. The $0.01 per share difference between the company's fourth quarter 2012 FFO of $0.38 per share and the midpoint of the first quarter guidance range is primarily due to new leases commencing.
The company has established an FFO guidance range of $1.76 to $1.90 per share for the full year 2013. The assumptions underlying this guidance can be found on page 15 of this press release. The $0.35 per share, or 24%, increase between the company's full year 2012 FFO of $1.48 and the expected mid-point of the company's guidance range for full year 2013 is primarily due to:

•	A net positive impact of $0.39 per share from higher operating income excluding depreciation. This includes

◦	A positive impact of $0.35 per share primarily from new leases commencing in 2012 and 2013,

◦	A positive impact of $0.04 per share related to lower unreimbursed property operating expenses, real estate taxes and insurance, and

•	A negative impact of $0.04 per share from lower capitalized interest expense.

Fourth Quarter 2012 Conference Call and Webcast Information
The company will host a conference call to discuss these results today, Wednesday, February 6, 2013 at 1:00 p.m. ET. To access the live call, please visit the Investor Relations section of the company's website at www.dft.com or dial 1-800-860-2442 (domestic) or 1-412-858-4600 (international). A replay will be available for seven days by dialing 1-877-344-7529 (domestic) or 1-412-317-0088 (international) using passcode 10023754. The webcast will be archived on the company's website for one year at www.dft.com on the Presentations & Webcasts page.

About DuPont Fabros Technology, Inc.
DuPont Fabros Technology, Inc. (NYSE: DFT) is a leading owner, developer, operator and manager of enterprise-class, carrier neutral, multi-tenant wholesale data centers. The Company's facilities are designed to offer highly specialized, efficient and safe computing environments in a low-cost operating model. The Company's customers outsource their mission critical applications and include national and international enterprises across numerous industries, such as technology, Internet content providers, media, communications, cloud-based, healthcare and financial services.  The Company's ten data centers are located in four major U.S. markets, which total 2.5 million gross square feet and 218 megawatts of available critical load to power the servers and computing equipment of its customers. DuPont Fabros Technology, Inc., a real estate investment trust (REIT) is headquartered in Washington, DC.  For more information, please visit www.dft.com.

Forward-Looking Statements
Certain statements contained in this press release may be deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The matters described in these forward-looking statements include expectations regarding future events, results and trends and are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond the company's control. The company faces many risks that could cause its actual performance to differ materially from the results contemplated by its forward-looking statements, including, without limitation, the risk that its assumptions underlying its full year and first quarter 2013 FFO guidance are not realized, the risks related to the leasing of available space to third-party tenants, including delays in executing new leases and failure to negotiate leases on terms that will enable it to achieve its expected returns, risks related to the collection of accounts and notes receivable, the risk that the company may be unable to obtain new financing on favorable terms to facilitate, among other things, future development projects, the risks commonly associated with construction and development of new facilities (including delays and/or cost increases associated with the completion of new developments), risks relating to obtaining required permits and compliance with permitting, zoning, land-use and environmental requirements, the risk that the company will not declare and pay dividends as anticipated for 2013 and the risk that the company may not be able to maintain its qualification as a REIT for federal tax purposes. The periodic reports that the company files with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2011 and its quarterly reports on Form 10-Q for the quarters ended March 31, 2012 and June 30, 2012 and September 30, 2012, contain detailed descriptions of these and many other risks to which the company is subject. These reports are available on our website at www.dft.com. Because of the risks described above and other unknown risks, the company's actual results, performance or achievements may differ materially from the results, performance or achievements contemplated by its forward-looking statements. The information set forth in this news release represents management's expectations and intentions only as of the date of this press release. The company assumes no responsibility to issue updates to the contents of this press release.

DUPONT FABROS TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands except share and per share data)

	Three months ended December 31,		Year ended December 31,
	2012	2011	2012	2011
	(unaudited)	(unaudited)
Revenues:
Base rent	$57,461	$49,783	$223,045	$193,908
Recoveries from tenants	27,241	24,194	104,814	91,246
Other revenues	1,257	425	4,586	2,287
Total revenues	85,959	74,402	332,445	287,441
Expenses:
Property operating costs	24,286	21,979	94,646	80,351
Real estate taxes and insurance	3,474	1,928	12,689	6,392
Depreciation and amortization	22,356	20,470	89,241	75,070
General and administrative	3,310	3,439	17,024	15,955
Other expenses	4,773	179	6,919	1,137
Total expenses	58,199	47,995	220,519	178,905
Operating income	27,760	26,407	111,926	108,536
Interest income	56	12	168	486
Interest:
Expense incurred	(11,294)	(9,990)	(47,765)	(27,096)
Amortization of deferred financing costs	(819)	(810)	(3,496)	(2,446)
Net income	15,703	15,619	60,833	79,480
Net income attributable to redeemable noncontrolling interests – operating partnership	(2,046)	(2,302)	(7,803)	(14,505)
Net income attributable to controlling interests	13,657	13,317	53,030	64,975
Preferred stock dividends	(6,812)	(5,573)	(27,053)	(20,874)
Net income attributable to common shares	$6,845	$7,744	$25,977	$44,101
Earnings per share – basic:
Net income attributable to common shares	$0.11	$0.12	$0.41	$0.71
Weighted average common shares outstanding	63,000,839	62,217,754	62,866,189	61,241,520
Earnings per share – diluted:
Net income attributable to common shares	$0.11	$0.12	$0.41	$0.71
Weighted average common shares outstanding	63,833,651	63,242,288	63,754,006	62,303,905
Dividends declared per common share	$0.20	$0.12	$0.62	$0.48

DUPONT FABROS TECHNOLOGY, INC.
RECONCILIATIONS OF NET INCOME TO FFO AND AFFO (1)
(unaudited and in thousands except share and per share data)

	Three months ended December 31,		Year ended December 31,
	2012	2011	2012	2011
Net income	$15,703	$15,619	$60,833	$79,480
Depreciation and amortization	22,356	20,470	89,241	75,070
Less: Non real estate depreciation and amortization	(238)	(262)	(1,023)	(862)
FFO	37,821	35,827	149,051	153,688
Preferred stock dividends	(6,812)	(5,573)	(27,053)	(20,874)
FFO attributable to common shares and OP units	$31,009	$30,254	$121,998	$132,814
Straight-line revenues, net of reserve	(1,143)	(4,577)	(17,967)	(34,095)
Amortization of lease contracts above and below market value	(599)	(974)	(3,194)	(2,874)
Compensation paid with Company common shares	1,647	1,517	6,980	5,950
Non real estate depreciation and amortization	238	262	1,023	862
Amortization of deferred financing costs	819	810	3,496	2,446
Improvements to real estate	(1,093)	(674)	(4,426)	(3,821)
Capitalized leasing commissions	(362)	(82)	(1,143)	(1,713)
AFFO	$30,516	$26,536	$106,767	$99,569
FFO attributable to common shares and OP units per share - diluted	$0.38	$0.37	$1.48	$1.61
AFFO per share - diluted	$0.37	$0.32	$1.29	$1.21
Weighted average common shares and OP units outstanding - diluted	82,662,537	82,497,118	82,638,775	82,449,427

(1) Funds from operations, or FFO, is used by industry analysts and investors as a supplemental operating performance measure for REITs. The Company calculates FFO in accordance with the definition that was adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. FFO, as defined by NAREIT, represents net income determined in accordance with GAAP, excluding extraordinary items as defined under GAAP, impairment charges on depreciable real estate assets and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. The Company also presents FFO attributable to common shares and OP units, which is FFO excluding preferred stock dividends. FFO attributable to common shares and OP units per share is calculated on a basis consistent with net income attributable to common shares and OP units and reflects adjustments to net income for preferred stock dividends.
The Company uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared period over period, captures trends in occupancy rates, rental rates and operating expenses. The Company also believes that, as a widely recognized measure of the performance of equity REITs, FFO may be used by investors as a basis to compare the Company's operating performance with that of other REITs. However, because FFO excludes real estate related depreciation and amortization and captures neither the changes in the value of the Company's properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of the Company's properties, all of which have real economic effects and could materially impact the Company's results from operations, the utility of FFO as a measure of the Company's performance is limited.
While FFO is a relevant and widely used measure of operating performance of equity REITs, other equity REITs may use different methodologies for calculating FFO and, accordingly, FFO as disclosed by such other REITs may not be comparable to the Company's FFO. Therefore, the Company believes that in order to facilitate a clear understanding of its historical operating results, FFO should be examined in conjunction with net income as presented in the consolidated statements of operations. FFO should not be considered as an alternative to net income or to cash flow from operating activities (each as computed in accordance with GAAP) or as an indicator of the Company's liquidity, nor is it indicative of funds available to meet the Company's cash needs, including its ability to pay dividends or make distributions.
The Company also presents FFO with supplemental adjustments to arrive at Adjusted FFO (“AFFO”). AFFO is FFO attributable to common shares and OP units excluding straight-line revenue, compensation paid with Company common shares, gain or loss on derivative instruments, acquisition of service agreements, below market lease amortization net of above market lease amortization early extinguishment of debt costs, non real estate depreciation and amortization, amortization of deferred financing costs, improvements to real estate and capitalized leasing commissions. AFFO does not represent cash generated from operating activities in accordance with GAAP and therefore should not be considered an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flow provided by operations as a measure of liquidity and is not necessarily indicative of funds available to fund the Company's cash needs including the Company's ability to pay dividends. In addition, AFFO may not be comparable to similarly titled measurements employed by other companies. The Company's management uses AFFO in management reports to provide a measure of REIT operating performance that can be compared to other companies using AFFO.

DUPONT FABROS TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands except share data)

	December 31, 2012	December 31, 2011
ASSETS
Income producing property:
Land	$73,197	$63,393
Buildings and improvements	2,315,499	2,123,377
	2,388,696	2,186,770
Less: accumulated depreciation	(325,740)	(242,245)
Net income producing property	2,062,956	1,944,525
Construction in progress and land held for development	218,934	320,611
Net real estate	2,281,890	2,265,136
Cash and cash equivalents	23,578	14,402
Restricted cash	—	174
Rents and other receivables, net	3,840	1,388
Deferred rent, net	144,829	126,862
Lease contracts above market value, net	10,255	11,352
Deferred costs, net	35,670	40,349
Prepaid expenses and other assets	30,797	31,708
Total assets	$2,530,859	$2,491,371
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Line of credit	$18,000	$20,000
Mortgage notes payable	139,600	144,800
Unsecured notes payable	550,000	550,000
Accounts payable and accrued liabilities	22,280	22,955
Construction costs payable	6,334	20,300
Accrued interest payable	2,601	2,528
Dividend and distribution payable	22,177	14,543
Lease contracts below market value, net	14,022	18,313
Prepaid rents and other liabilities	35,524	29,058
Total liabilities	810,538	822,497
Redeemable noncontrolling interests – operating partnership	453,889	461,739
Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock, $.001 par value, 50,000,000 shares authorized:
Series A cumulative redeemable perpetual preferred stock, 7,400,000 issued and outstanding at December 31, 2012 and 2011	185,000	185,000
Series B cumulative redeemable perpetual preferred stock, 6,650,000 issued and outstanding at December 31, 2012 and 4,050,000 shares issued and outstanding at December 31, 2011	166,250	101,250
Common stock, $.001 par value, 250,000,000 shares authorized, 63,340,929 shares issued and outstanding at December 31, 2012 and 62,914,987 shares issued and outstanding at December 31, 2011	63	63
Additional paid in capital	915,119	927,902
Retained earnings (accumulated deficit)	—	(7,080)
Total stockholders’ equity	1,266,432	1,207,135
Total liabilities and stockholders’ equity	$2,530,859	$2,491,371

DUPONT FABROS TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year ended December 31,
	2012	2011
Cash flow from operating activities
Net income	$60,833	$79,480
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	89,241	75,070
Straight line rent, net of reserve	(17,967)	(34,095)
Amortization of deferred financing costs	3,496	2,446
Amortization of lease contracts above and below market value	(3,194)	(2,874)
Compensation paid with Company common shares	6,980	5,950
Changes in operating assets and liabilities
Restricted cash	174	322
Rents and other receivables	(2,452)	1,839
Deferred costs	(1,278)	(1,773)
Prepaid expenses and other assets	(6,028)	(3,854)
Accounts payable and accrued liabilities	(1,112)	(1,238)
Accrued interest payable	73	(238)
Prepaid rents and other liabilities	3,997	4,081
Net cash provided by operating activities	132,763	125,116
Cash flow from investing activities
Investments in real estate – development	(94,753)	(351,090)
Land acquisition costs	(3,830)	(9,507)
Interest capitalized for real estate under development	(4,434)	(27,024)
Improvements to real estate	(4,426)	(3,821)
Additions to non-real estate property	(57)	(304)
Net cash used in investing activities	(107,500)	(391,746)
Cash flow from financing activities
Issuance of preferred stock, net of offering costs	62,685	97,450
Line of credit:
Proceeds	48,000	20,000
Repayments	(50,000)	—
Mortgage notes payable:
Repayments	(5,200)	(5,200)
Return of escrowed proceeds	—	1,104
Exercises of stock options	868	700
Payments of financing costs	(2,109)	(1,338)
Dividends and distributions:
Common shares	(34,112)	(29,338)
Preferred shares	(26,006)	(19,325)
Redeemable noncontrolling interests – operating partnership	(10,213)	(9,971)
Net cash (used in) provided by financing activities	(16,087)	54,082
Net increase (decrease) in cash and cash equivalents	9,176	(212,548)
Cash and cash equivalents, beginning	14,402	226,950
Cash and cash equivalents, ending	$23,578	$14,402
Supplemental information:
Cash paid for interest	$52,127	$54,358
Deferred financing costs capitalized for real estate under development	$277	$1,387
Construction costs payable capitalized for real estate under development	$6,334	$20,300
Redemption of operating partnership units	$6,800	$66,500
Adjustments to redeemable noncontrolling interests - operating partnership	$2,830	$56,535

DUPONT FABROS TECHNOLOGY, INC.

Operating Properties
As of December 31, 2012

Property	Property Location	Year Built/ Renovated	Gross Building Area (2)	Raised Square Feet (2)	Critical Load MW (3)	% Leased(4)	% Commenced (5)
Stabilized (1)
ACC2	Ashburn, VA	2001/2005	87,000	53,000	10.4	100%	100%
ACC3	Ashburn, VA	2001/2006	147,000	80,000	13.9	100%	100%
ACC4	Ashburn, VA	2007	347,000	172,000	36.4	100%	100%
ACC5 (6)	Ashburn, VA	2009-2010	360,000	176,000	36.4	100%	100%
ACC6 Phase I	Ashburn, VA	2011	131,000	65,000	13.0	100%	100%
CH1 Phase I	Elk Grove Village, IL	2008	285,000	122,000	18.2	100%	100%
NJ1 Phase I	Piscataway, NJ	2010	180,000	88,000	18.2	39%	39%
VA3 (6)	Reston, VA	2003	256,000	147,000	13.0	56%	56%
VA4	Bristow, VA	2005	230,000	90,000	9.6	100%	100%
Subtotal – stabilized			2,023,000	993,000	169.1	90%	90%
Completed not Stabilized
CH1 Phase II (6)	Elk Grove Village, IL	2012	200,000	109,000	18.2	100%	71%
SC1 Phase I (7)	Santa Clara, CA	2011	180,000	88,000	18.2	75%	44%
Subtotal – non-stabilized			380,000	197,000	36.4	88%	58%
Total Operating Properties			2,403,000	1,190,000	205.5	90%	84%

(1)	Stabilized operating properties are either 85% or more leased and commenced or have been in service for 24 months or greater.

(2)
Gross building area is the entire building area, including raised square footage (the portion of gross building area where the tenants' computer servers are located), tenant common areas, areas controlled by the Company (such as the mechanical, telecommunications and utility rooms) and, in some facilities, individual office and storage space leased on an as available basis to the tenants.

(3)
Critical load (also referred to as IT load or load used by tenants' servers or related equipment) is the power available for exclusive use by tenants expressed in terms of megawatt, or MW, or kilowatt, or kW (1 MW is equal to 1,000 kW).

(4)
Percentage leased is expressed as a percentage of critical load that is subject to an executed lease totaling 184.1 MW. Leases executed as of December 31, 2012 represent $238 million of base rent on a GAAP basis over the next twelve months. Additionally, on a cash basis, leases executed as of December 31, 2012 represent $235 million of base rent over the next twelve months.

(5)	Percentage commenced is expressed as a percentage of critical load where the lease has commenced under generally accepted accounting principles.

(6)
In January 2013, leases at ACC5 and VA3 were restructured with a tenant and 0.55 MW was returned at ACC5 and 0.65 MW was returned at VA3. As of February 5, 2013, ACC5 is 98% leased and commenced and VA3 is 51% leased and commenced. Additionally, an unrelated tenant at CH1 Phase II exercised their option to return 1.30 MW before the lease had commenced. As of February 5, 2013, CH1 Phase II is 93% leased and 86% commenced.

(7)	As of February 5, 2013, SC1 Phase I is 69% commenced.

DUPONT FABROS TECHNOLOGY, INC.

Lease Expirations
As of December 31, 2012

Year of Lease Expiration	Number of Leases Expiring (1)	Raised Square Feet Expiring (in thousands) (2)	% of Leased Raised Square Feet	Total kW of Expiring Commenced Leases (2)	% of Leased kW	% of Annualized Base Rent (3)
2013 (4)	2	8	0.8%	1,567	0.9%	1.0%
2014	6	35	3.6%	6,287	3.6%	3.9%
2015	4	70	7.1%	13,812	8.0%	7.3%
2016	4	32	3.3%	4,686	2.7%	2.7%
2017	10	69	7.0%	12,039	6.9%	6.6%
2018	11	121	12.3%	24,944	14.4%	14.5%
2019	11	168	17.1%	31,035	17.9%	16.3%
2020	9	96	9.8%	15,196	8.8%	8.8%
2021	7	130	13.2%	21,669	12.5%	13.4%
2022	6	75	7.6%	12,812	7.4%	7.9%
After 2022	12	180	18.2%	29,185	16.9%	17.6%
Total	82	984	100%	173,232	100%	100%

(1)	Represents 33 tenants with 82 lease expiration dates. Top three tenants represent 48% of annualized base rent.

(2)	Raised square footage is that portion of gross building area where the tenants locate their computer servers. One MW is equal to 1,000 kW.

(3)	Annualized base rent represents the monthly contractual base rent (defined as cash base rent before abatements) multiplied by 12 for commenced leases totaling 173.2 MW as of December 31, 2012.

(4)
One lease has a rolling option to terminate on six months' notice and has a scheduled maturity on September 30, 2013 with no notice received as of today. The second lease will expire on December 31, 2013, representing 2,800 raised square feet, 430 kW of critical load and 0.2% of annualized base rent as notice was provided.

DUPONT FABROS TECHNOLOGY, INC.

Development Projects
As of December 31, 2012
($ in thousands)

Property	Property Location	Gross Building Area (1)	Raised Square Feet (2)	Critical Load MW (3)	Estimated Total Cost (4)	Construction in Progress & Land Held for Development (5)	% Pre-leased
Current Development Projects
ACC6 Phase II (6)	Ashburn, VA	131,000	65,000	13.0	$110,000	$97,819	100%

Future Development Projects/Phases
SC1 Phase II	Santa Clara, CA	180,000	88,000	18.2		61,669
NJ1 Phase II	Piscataway, NJ	180,000	88,000	18.2		39,212
		360,000	176,000	36.4		100,881
Land Held for Development
ACC7 Phase I /II	Ashburn, VA	360,000	176,000	36.4		10,743
ACC8	Ashburn, VA	100,000	50,000	10.4		3,658
SC2 Phase I/II	Santa Clara, CA	300,000	171,000	36.4		5,833
		760,000	397,000	83.2		20,234
Total		1,251,000	638,000	132.6		$218,934

(1)
Gross building area is the entire building area, including raised square footage (the portion of gross building area where the tenants' computer servers are located), tenant common areas, areas controlled by the Company (such as the mechanical, telecommunications and utility rooms) and, in some facilities, individual office and storage space leased on an as available basis to the tenants.

(2)	Raised square footage is that portion of gross building area where the tenants locate their computer servers.

(3)
Critical load (also referred to as IT load or load used by tenants' servers or related equipment) is the power available for exclusive use by tenants expressed in terms of MW or kW (1 MW is equal to 1,000 kW).

(4)	Current development projects include land, capitalization for construction and development, capitalized interest and capitalized operating carrying costs, as applicable, upon completion.

(5)	Amount capitalized as of December 31, 2012. Future Phase II development projects include only land, shell, underground work and capitalized interest through Phase I opening.

(6)
ACC6 Phase II was placed into service on January 1, 2013 and 50% of the leases commenced immediately. One-third of the remaining leases is expected to commence later in the first quarter of 2013 with the remaining leases expected to commence in the third quarter of 2013.

DUPONT FABROS TECHNOLOGY, INC.
Debt Summary as of December 31, 2012
($ in thousands)

	Amounts	% of Total	Rates	Maturities (years)
Secured	$139,600	20%	3.2%	1.9
Unsecured	568,000	80%	8.3%	4.2
Total	$707,600	100%	7.3%	3.8
Fixed Rate Debt:
Unsecured Notes	$550,000	78%	8.5%	4.3
Fixed Rate Debt	550,000	78%	8.5%	4.3
Floating Rate Debt:
Unsecured Credit Facility	18,000	2%	2.1%	3.2
ACC5 Term Loan	139,600	20%	3.2%	1.9
Floating Rate Debt	157,600	22%	3.1%	2.1
Total	$707,600	100%	7.3%	3.8

Note:	The Company capitalized interest and deferred financing cost amortization of $1.9 million and $4.7 million during the three and twelve months ended December 31, 2012, respectively.

Debt Maturity as of December 31, 2012
($ in thousands)

Year	Fixed Rate		Floating Rate		Total	% of Total	Rates
2013	—		5,200		5,200	0.7%	3.2%
2014	—		134,400	(2)	134,400	19.0%	3.2%
2015	125,000	(1)	—		125,000	17.7%	8.5%
2016	125,000	(1)	18,000	(3)	143,000	20.2%	7.7%
2017	300,000	(1)	—		300,000	42.4%	8.5%
Total	$550,000		$157,600		$707,600	100%	7.3%

(1)	The Unsecured Notes have mandatory amortization payments due December 15 of each respective year.

(2)	Remaining principal payment on the ACC5 Term Loan due on December 2, 2014 with no extension option.

(3)	The Unsecured Credit Facility matures on May 6, 2016 with a one-year extension option.

DUPONT FABROS TECHNOLOGY, INC.
Selected Unsecured Debt Metrics

	12/31/12	12/31/11
Interest Coverage Ratio (not less than 2.0)	4.0	3.5

Total Debt to Gross Asset Value (not to exceed 60%)	24.9%	26.3%

Secured Debt to Total Assets (not to exceed 40%)	4.9%	5.3%

Total Unsecured Assets to Unsecured Debt (not less than 150%)	334.3%	329.5%

These selected metrics relate to DuPont Fabros Technology, LP's outstanding unsecured debt. DuPont Fabros Technology, Inc. is the general partner of DuPont Fabros Technology, LP.

Capital Structure as of December 31, 2012
(in thousands except per share data)

Line of Credit				$18,000
Mortgage Notes Payable				139,600
Unsecured Notes				550,000
Total Debt				707,600	23.3%
Common Shares	77%	63,341
Operating Partnership (“OP”) Units	23%	18,787
Total Shares and Units	100%	82,128
Common Share Price at December 31, 2012		$24.16
Common Share and OP Unit Capitalization			$1,984,212
Preferred Stock ($25 per share liquidation preference)			351,250
Total Equity				2,335,462	76.7%
Total Market Capitalization				$3,043,062	100.0%

DUPONT FABROS TECHNOLOGY, INC.
Common Share and OP Unit
Weighted Average Amounts Outstanding

	Q4 2012	Q4 2011	YTD Q4 2012	YTD Q4 2011
Weighted Average Amounts Outstanding for EPS Purposes:

Common Shares - basic	63,000,839	62,217,754	62,866,189	61,241,520
Shares issued from assumed conversion of:
- Restricted Shares	115,880	264,933	126,534	267,593
- Stock Options	716,932	759,601	761,283	794,792
- Performance Units	—	—	—	—
Total Common Shares - diluted	63,833,651	63,242,288	63,754,006	62,303,905

Weighted Average Amounts Outstanding for FFO and AFFO Purposes:

Common Shares - basic	63,000,839	62,217,754	62,866,189	61,241,520
OP Units - basic	18,828,886	19,254,830	18,884,769	20,145,522
Total Common Shares and OP Units	81,829,725	81,472,584	81,750,958	81,387,042
Shares and OP Units issued from
assumed conversion of:
- Restricted Shares	115,880	264,933	126,534	267,593
- Stock Options	716,932	759,601	761,283	794,792
- Performance Units	—	—	—	—
Total Common Shares and Units - diluted	82,662,537	82,497,118	82,638,775	82,449,427

Period Ending Amounts Outstanding:
Common Shares	63,340,929
OP Units	18,786,806
Total Common Shares and Units	82,127,735

DUPONT FABROS TECHNOLOGY, INC.
2013 Guidance
The earnings guidance/projections provided below are based on current expectations and are forward-looking.

	Expected Q1 2013 per share	Expected 2013 per share
Net income per common share and unit - diluted	$0.10 to $0.12	$0.62 to $0.76
Depreciation and amortization, net	0.28	1.14

FFO per share - diluted (1)	$0.38 to $0.40	$1.76 to $1.90

2013 Debt Assumptions

Weighted average debt outstanding	$690.0 million
Weighted average interest rate	7.50%

Total interest costs	$51.8 million
Amortization of deferred financing costs	3.7 million
Interest expense capitalized (2)	(1.8) million
Deferred financing costs amortization capitalized (2)	(0.1) million
Total interest expense after capitalization	$53.6 million

2013 Other Guidance Assumptions

Total revenues	$365 to $385 million
Base rent (included in total revenues)	$240 to $255 million
Straight-line revenues (included in base rent)	$7 to $15 million
General and administrative expense	$18 million
Investments in real estate - development (2)	$65 million
Improvements to real estate excluding development	$6 million
Preferred stock dividends	$27 million
Annualized common stock dividend	$0.80 per share
Weighted average common shares and OP units - diluted	83 million
Common share repurchase	No amounts budgeted
Acquisition of income producing properties	No amounts budgeted

(1)	For information regarding FFO, see “Reconciliations of Net Income to FFO and AFFO” on page 6 of this earnings release.

(2)	Represents one development start mid-year.